2010 HALF-TIME REPORT

Strategic Storage® Trust, Inc.

Practical, Essential...Strategic®

We Store America's Goods!®

hosted by: H. Michael Schwartz Chairman and CEO Exhibit 99.1

SmartStop™
Self Storage
...The Smarter Way to Store!™

Agenda Quarterly Financials Portfolio Growth Branding Technology Market Overview

Portfolio Summary as of June 30, 2010
Properties:
34 (35 As of 8/17/10)
Number of Tenants:
18,028
Net Rentable Sq. Ft.:
2,902,800
Total Units:
23,485
Total Assets:
$242.6 million
Loan to Value
35%
Quarterly Financials

Quarterly Financials Distributions Historical Distribution Yield

Quarterly Performance Growth – Acquisition Phase Quarterly Financials Wholly Owned Properties by Quarter Total Revenues by Quarter

Sq. Ft.
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
146,600
196,500
407,500
536,000
2,188,350
2,343,550
2,533,300
2,902,800
Q1 2008
Q2 2008
Q3 2008
Q4 2008
Q1 2009
Q2 2009
Q3 2009
Q4 2009
Q1 2010
Q2 2010

Assets (Millions)
300
250
200
150
100
50
0
$0.2
$2.8
$13.2
$19.8
$34.1
$50.6
$185.4
$203.7
$220.3
$242.6
Q1 2008
Q2 2008
Q3 2008
Q4 2008
Q1 2009*
Q2 2009*
Q3 2009*
Q4 2009
Q1 2010
Q2 2010

***Adjusted the "as reported" assets for purchase accounting**

Quarterly Financials Net Rentable Sq. Ft. by Quarter Total Assets by Quarter

$200,000
$150,000
$100,000
$50,000
0
$152,930
$148,822
$72,757
$58,095
$16,313
$22,671
$29,116
$21,177
Q1 2008
Q2 2008
Q3 2008
Q4 2008
Q1 2009
Q2 2009
Q3 2009
Q4 2009
Q1 2010
Q2 2010

MFFO ($)
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$1,359,246
$800,503
$576,902
$165,817
Q3 2009
Q4 2009
Q1 2010
Q2 2010

Quarterly Financials G&A Per Property by Quarter MFFO by Quarter

Cash ($)
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
0
$204,248
$2,312,800
$1,242,357
$2,614,632
$7,488,695
$14,957,760
$7,552,950
$23,778,458
$18,019,878
$15,007,557
Q1 2008
Q2 2008
Q3 2008
Q4 2008
Q1 2009
Q2 2009
Q3 2009
Q4 2009
Q1 2010
Q2 2010

Maturing Debt
9,000,000
8,000,000
7,000,000
6,000,000
5,000,000
4,000,000
3,000,000
2,000,000
1,000,000
0
$275,000
$633,000
$8,200,000
$901,000
$7,757,000
Remaining 2010
2011
2012
2013
2014

Quarterly Financials Cash on Hand by Quarter Debt Maturities Next 5 Years

85.00%
80.00%
75.00%
78.8%
78.8%
79.3%
80.2%
79.2%
81.2%
2008
2009
6 mo. 2010
All Facilities
Non Lease-up Facilities

Quarterly Financials Historical Occupancy

8.7%
3.0%
8.4%
16.5%
5.4%
8.6%
13.8%
1.7%
3.5%
2.2%
2.3%
5.0%
4.4%
16.5%
• 34 Properties
• 14 States
• 23,485 Units
• 2.9 Million Rentable Sq. Ft.
Regional Office
District Office
Home Office

Portfolio Growth

Mesa, Arizona Year Built: 2002 Total Units: 570 Net Rentable: 75,600 sq. ft. Acres: 4.62 Portfolio Growth Portfolio Update

Oakland, Florida Year Built: 1987 Total Units: 1620 Net Rentable: 104,000 sq. ft. Acres: 2.95 Portfolio Growth Portfolio Update

Phoenix, Arizona Year Built: 1974 Total Units: 439 Net Rentable: 73,000 sq. ft. Acres: 3.3 Portfolio Growth Portfolio Update

Tempe, Arizona Year Built: 1973 Total Units: 442 Net Rentable: 55,500 sq. ft. Acres: 2.76 Portfolio Growth Portfolio Update

Riverdale, New Jersey Year Built: 2008 Total Units: 820 Net Rentable: 64,400 sq. ft. Acres: 2.39 Portfolio Growth Portfolio Update

Davie, Florida Year Built: 1988 Total Units: 1040 Net Rentable: 122,700 Acres: 8.40 Portfolio Growth Subsequent Events

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...The Smarter Way to Store!™

888-97-STORAGE

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Self Storage
703-257-7575
10490

Branding

Technology
Centershift Store™
– Web based
– Real time consolidated reporting
– Revenue management tools
Website
– Consolidated marketing & branding
– Online bill paying
– Interact with local property managers
Technology

hosted by: H. Michael Schwartz Chairman and CEO